UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MBIA Inc.

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MBIA Inc.	Charles R. Rinehart
1 Manhattanville Road	Chairman
Suite 301	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 25, 2020

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders (the “Annual Meeting”) on Tuesday, May 5, 2020 beginning at 10:00 a.m. EDT. Consistent with Executive Order No. 7I executed by the Governor of the State of Connecticut on March 21, 2020 authorizing the suspension of the physical location meeting requirements of the Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location, in response to the current restrictions on, and health advice against, public gatherings in light of the existing coronavirus emergency. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2020. For further information on how to participate in the Annual Meeting via live webcast, please consult the accompanying Notice of Annual Meeting of Shareholders and in the section captioned “General Information – How it Works” on page 1 of this Proxy Statement.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation;

•	ratify the selection of independent auditors for 2020; and

•	approve the Company’s Amended and Restated MBIA Inc. Omnibus Incentive Plan

After the formal agenda is completed, we will be happy to answer any questions you may have. This year, the shareholder Q&A session will feature questions submitted both live and in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number (“Control Number”) found next to the label for postal mail recipients or within the body of the email sending you the Proxy Statement. Live questions may be submitted online beginning shortly before the start of the Annual Meeting.

Even if you do not plan to attend the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Charles R. Rinehart Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2020 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders (the “Annual Meeting”) on Tuesday, May 5, 2020 beginning at 10:00 a.m. EDT. Consistent with Executive Order No. 7I executed by the Governor of the State of Connecticut on March 21, 2020 authorizing the suspension of the physical location meeting requirements of the Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location, in response to the current restrictions on, and health advice against, public gatherings in light of the existing coronavirus emergency. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2020. Our agenda for this year’s meeting is for shareholders to:

1.	elect six Directors for a term of one year, expiring at the 2021 Annual Meeting;

2.

express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2020;

4.	approve the Company’s Amended and Restated MBIA Inc. Omnibus Incentive Plan; and

5.	transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2019 Annual Report to Shareholders and proxy materials for the 2020 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 25, 2020.

The Notice provides instructions regarding how to view our proxy materials for the 2020 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 16-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 29, 2020. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line. A certified list of shareholders will be available for inspection beginning two days following the date of this Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2020 on the link marked “Registered Shareholder List”.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

Jonathan C. Harris
Secretary

1 Manhattanville Road

Suite 301

Purchase, New York 10577

March 25, 2020

The enclosed proxy is solicited on behalf of the Board of Directors of MBIA Inc., for use at the Annual Meeting of stockholders to be held on Tuesday, May 5, 2020 at 10:00 a.m. EDT, or at any adjournment or postponement of the Annual Meeting, for purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. Consistent with Executive Order No. 7I executed by the Governor of the State of Connecticut on March 21, 2020 authorizing the suspension of the physical location meeting requirements of the Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to provide universal access and a consistent experience to all shareholders, regardless of location, in response to the current restrictions on, and health advice against, public gatherings in light of the existing coronavirus emergency. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2020.

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held on Tuesday, May 5, 2020 at 10:00 a.m. EDT. Consistent with Executive Order No. 7I executed by the Governor of the State of Connecticut on March 21, 2020 authorizing the suspension of the physical location meeting requirements of the Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders, regardless of location, in response to the current restrictions on, and health advice against, public gatherings in light of the existing coronavirus emergency. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2020. Only shareholders of record at the close of business on March 10, 2020 may vote at the Annual Meeting. As of March 10, 2020, there were 75,482,964 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting. A certified list of shareholders will be available for inspection beginning two days following the date of the Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2020 on the link marked “Registered Shareholder List”.

A quorum is constituted by the participation, either remotely via live webcast, or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM Eastern Time the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM Eastern Time the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

Participation in Annual Meeting via live webcast. You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/MBI2020.

You can revoke your proxy at any time before the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing that you are revoking you proxy, deliver later-dated proxy instructions, use the phone or online voting procedures or participate in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls. Unless you decide to attend the Annual Meeting via live webcast and vote your shares during the Annual Meeting after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2020 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Summary of Board of Director Nominees

The following table provides summary information about each Director nominee. See page 49 for more information about each Director and the Company’s Proposal 1: Election of Directors.

Name	Director Since	Independent	Committees
			E	FR	CG	A

Diane L. Dewbrey Former Chair of the Board of Enventis, Inc.	2018	Yes		●	●	●

William C. Fallon CEO of MBIA Inc.	2017	No	●

Steven J. Gilbert Chairman of the Board of Gilbert Global Equity Partners, L.P.	2011	Yes	●	●	C	●

Charles R. Rinehart Former CEO and Chairman of HF Ahmanson & Co.	2008	Yes	C	●	●	●

Theodore Shasta Former SVP and Partner of Wellington Management Company	2009	Yes	●	●	●	C

Richard C. Vaughan Former EVP and CFO of Lincoln Financial Group	2007	Yes	●	C	●	●

E: Executive, FR: Finance and Risk, CG: Compensation and Governance, A: Audit

●: Member, C: Chair

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the three regular committees described below, as well as the Executive Committee on an as-needed basis. The Board of Directors met five times in regular sessions during 2019. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices (the “Board Practices”), each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2019. The Board Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. Pursuant to the Board Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2019 Annual Meeting was attended by each of the Company’s Directors.

Regular Board committees. Each regular Board committee and the Executive Committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Rinehart (Chair), Fallon, Gilbert, Shasta and Vaughan, did not meet during 2019. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Rinehart, Dewbrey, Gilbert and Shasta, met four times in regular sessions during 2019. Mr. Francis Y. Chin served as a member of the Committee until his resignation on July 31, 2019. This Committee assists the Board in monitoring the

Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “Compensation Committee”), which at year-end consisted of Messrs. Gilbert (Chair), Dewbrey, Rinehart, Shasta and Vaughan, met five times in regular sessions during 2019. Mr. Francis Y. Chin served as a member of the Committee until his resignation on July 31, 2019. In accordance with the Compensation Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the Compensation Committee members is independent. As part of its specific role, the Compensation Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the Compensation Committee for the other NEOs’ compensation levels. Since 2005, the Compensation Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2019, no

NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s Compensation Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Dewbrey, Gilbert, Rinehart and Vaughan, met five times in regular sessions during 2019. Mr. Francis Y. Chin served as a member of the Committee until his resignation on July 31, 2019. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members is independent. In addition, the Board has designated Messrs. Dewbrey, Gilbert, Rinehart, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risks.

Process for Director searches

Potential Director nominees are selected in light of the Board’s needs at the time of recommendation. The Compensation Committee assesses potential nominees based on various criteria, such as relevant business and other skills and experience, personal character and judgment and diversity of experience. A nominee’s self-identified specific diversity characteristics are also considered in accordance with the Board Practices, discussed further below. The Compensation Committee also considers the ability of potential nominees to devote significant time to Board activities. The independence and financial literacy of potential nominees, as well as their knowledge of and familiarity with the Company’s businesses, are additional considerations in the Compensation Committee’s selection process.

The Compensation Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Potential candidates are first reviewed and evaluated by the Chair of the Compensation Committee. If the Chair of the Compensation Committee concludes that a candidate merits further consideration, then one or more other members of the Compensation Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the Compensation Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a Director by the Board.

The Board Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2019.

Consideration of Board diversity. The Board Practices include guidelines for selecting Directors, pursuant to which Board selections should reflect sensitivity to diversity. We believe that diversity among members of the Board is important to optimize its ability to perform its duties. Accordingly, in recommending nominees, the Compensation Committee considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Under the Board Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. In addition, the Compensation Committee strives to promote a Board that reflects the diversity and values of our key constituencies (clients, employees, business partners and shareholders). These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the Compensation Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including risks associated with cyber intrusions. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Ethics and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2019, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of MBIA Inc. common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of MBIA common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2019, the Company also granted Directors an award of time-based restricted stock in 2019 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the MBIA Inc. 2005 Omnibus Incentive Plan (the “Omnibus Plan”), which is a shareholder approved compensation plan.

The restricted stock granted in 2019 is subject to a one-year restricted period during which the shares are subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2019 consisted of the following components. There was no change from 2018.

Directors’ total compensation components	2019

Board Annual Retainer	$75,000

Committee Chair Retainer	$25,000

Chairman Retainer	$125,000

Board & Committee Meeting Fee (per meeting)	$2,000

Special Telephonic Meeting Fee (per meeting)	$1,000

New Director Orientation Fee (per day)	$2,000

Annual Restricted Stock Grant	$100,000

New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2020. No change to Director compensation is expected for 2020.

Directors’ total compensation earned or paid in 2019. The amounts shown below represent compensation earned or paid and stock awarded in 2019 for each of the Directors. The Company does not provide perquisites to its Directors.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)

Francis Y. Chin (1)	86,250	100,000	76,710	262,960

Diane L. Dewbrey	116,987	100,000	21,000	237,987

Steven J. Gilbert	138,000	100,000	20,668	258,668

Charles R. Rinehart	263,000	100,000	60,000	423,000

Theodore Shasta	138,000	100,000	37,000	275,000

Richard C. Vaughan	138,000	100,000	10,000	248,000

1	Mr. Chin resigned as Director in July 2019. Mr. Chin’s compensation includes retainer and meeting fees deferred in 2019.

2	The amounts shown include the payment and deferral of Directors’ retainer and meeting fees.

3

The amounts shown represent the grant date value of the time-based restricted stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On May 13, 2019, Ms. Dewbrey and Messrs. Chin, Gilbert, Rinehart, Shasta and Vaughan received a grant of 10,917 shares of restricted stock. See the section “Directors’ restricted stock grants” for award vesting provisions.

4

For Ms. Dewbrey and Messrs. Gilbert, Rinehart, Shasta and Vaughan, the amounts shown represent matching gift company contributions made in 2019 by the MBIA Foundation. The MBIA Foundation matches charitable contributions on a 2:1 basis. The individual contribution annual limit of $20,000 can be matched 2:1 with up to $40,000 per calendar year in matching funds. Amounts shown may exceed the annual limit in instances of a matching gift contribution approved at year-end but paid in the following year. All full-time employees and Directors are eligible to participate. For Mr. Chin, the Compensation Committee approved a cash payment in the amount shown in the table in lieu of the retainer and meeting fees scheduled to be paid from August 2019 through and including the meeting date of the Annual shareholder meeting in May 2020.

Directors’ deferred compensation balances and equity holdings as of December 31, 2019. As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred amounts to either an Investment Account or a Share Account. The following table represents Directors’ account balances under the Investment and Share Accounts (deferred retainer and meeting fees) and restricted stock holdings as of December 31, 2019. Amounts shown for stock holdings are based on $9.30 per share, the closing fair market value of the shares on December 31, 2019.

Name	Investment Account Balance ($)	Share Account Balance (#)	Share Account Balance ($)	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)	Total As of 12/31/19 ($)

Diane L. Dewbrey	-	-	-	10,917	101,528	101,528

Steven J. Gilbert	-	-	-	66,902	622,189	622,189

Charles R. Rinehart	-	-	-	64,224	597,283	597,283

Theodore Shasta	-	-	-	64,224	597,283	597,283

Richard C. Vaughan	-	-	-	64,224	597,283	597,283

Executive Officer Directors. Mr. Fallon received no compensation for his services as a Director during 2019.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of MBIA common stock held directly, common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Four out of our five Directors have met and exceeded the Company’s stock ownership guidelines for Directors. The remaining Director was appointed in 2018 and is on track to meet the ownership guidelines.

Audit Committee report

The Audit Committee is composed of five Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2019 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risk. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2019 Activities

In performing our oversight role for 2019, we have:

•	considered and discussed the audited financial statements for 2019 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;

•

reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company; and

•	performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 11, 2020

The Audit Committee

Mr. Theodore Shasta (Chair)

Ms. Diane L. Dewbrey

Mr. Steven J. Gilbert

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Discussion & Analysis

This section is organized as follows:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning

Annual Incentive	Compensation that can be earned based on performance measured over a one-year period

Forfeit	Share awards that were given up at the end of the performance period

Long-Term Incentive(s)	Compensation that can be earned after a period of at least three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)

Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved

MBIA	Equivalent to MBIA Inc., the parent and holding company in which you hold shares

MBIA Insurance	MBIA Insurance Corporation

National	National Public Finance Guarantee Corporation

Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, i.e., annual incentive compensation and performance-based long-term incentive awards

Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards

Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis (“CD&A”). This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

Shareholder Engagement

Consistent and meaningful engagement with our shareholders remains a priority for the Company and the Committee. In 2019, we participated in substantive discussions with shareholders representing over 40% of our shares outstanding, after offering discussions to over 65%. Most of these discussions took place after we filed our 2019 Proxy Statement and covered feedback regarding our Named Executive Officer (“NEO”) 2018 compensation decisions. We consider this outreach a foundational element of our NEO compensation governance, and we value the feedback we receive and listen carefully to our shareholders’ perspectives.

Feedback indicated continued support for the design of our ongoing executive compensation program, and the Committee believes it remains well positioned to focus on the generation of long-term value and align the interests of our investors, policyholders, and executives. None of the shareholders with whom we engaged expressed concern about the program structure or the one-time awards the Board granted to the NEOs in late 2018. However, the latter was identified as a concern by proxy advisors engaged by many of our shareholders, and may explain the drop in support in the say-on-pay vote from over 97% in 2018 to 66% in 2019. As we discussed in last year’s CD&A, the purpose of the one-time retention awards is to retain the leadership team in order to ensure we maximize policyholder and investor interests. The Committee’s view is that each of our individual NEOs is experienced, uniquely skilled, highly marketable, and, given the Company’s ongoing period of challenge, at risk to not remain with the Company absent proactive compensation management. The steps we took mitigated that risk, positioning the Company well to deliver on its commitment to its stakeholders, ensuring we maximize policyholder and investor interests. We have no plans to award additional off-cycle awards going forward, which we believe addresses the issues raised during last year’s proxy season.

Our conversations with shareholders also covered topics beyond executive compensation. They demonstrated that our long-term shareholders understand and appreciate the results of our decisions to retain the team and align their interests with those of our senior executives by tying compensation more closely to company performance. We believe the mix and criteria implemented in 2018, and continued in 2019, for annual and long-term compensation fully align the interests of our shareholders with those of our executives and the Company.

We will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Overview of our Compensation Program

With both of its operating subsidiaries effectively in run-off, MBIA continues to be a company in transition. Our regulated insurance companies still maintain a collective portfolio of almost $60 billion in financial guaranty policies issued. Our employees, including our NEOs, are charged with the critical task of ensuring that MBIA, as has been our unwavering practice, will honor any and all claims presented by our insureds on the policies we have issued. This challenge is enhanced by our simultaneous commitment to focusing on the generation of long-term value for our shareholders, policyholders and other stakeholders.

In 2019, 76% of our CEO’s target total compensation was variable, the majority of which is performance-based. For 2020, 76% of the CEO’s target total compensation and 73% of the other NEOs’ respective target total compensation will be variable.

In summary, and as discussed in more detail throughout this CD&A, our executive compensation program today features the following shareholder-approved aspects:

Highlights of Program

•   Compensation for our NEOs is evaluated using a peer group against which MBIA ranks above the upper quartile on assets, around median on market capitalization, and below the lower quartile on revenue. Against this group, 2020 NEO compensation, including that of the CEO, is targeted at the median. This positioning is deemed appropriate given the substantial size of assets managed, combined with the value of the Company

• Heavy reliance on performance-based components of compensation, which comprise on average 60% of our NEOs’ overall target compensation

•   Limited discretion in Committee evaluation of NEO performance; replaced in recent years by application of MBIA’s quantifiable strategic scorecard in determining NEO annual incentive awards

•   Alignment of measurement of performance between NEOs and the Company’s broader employee population

•   Use of qualitative and quantitative performance metrics to balance short-term and long-term priorities, and discourage excessive risk-taking

•   Heavy weighting towards equity compensation with five year full vesting periods, as well as mandatory and established stock ownership guidelines and stock retention requirements beyond retirement, for NEOs, to directly align their interests with those of shareholders

These program features, many of which reflect changes adopted within the past three years in response to shareholder feedback, confirm our ongoing commitment to align our executive compensation program with shareholder expectations. Further, we believe that the steps we have taken enhance the likelihood that our NEOs will remain with the Company on a long-term basis, performing for the benefit of shareholders’ long-term interests.

Pay and Performance for 2019

We have designed our executive compensation program to objectively and demonstrably ensure we have comprehensively aligned executive pay with company performance. Our efforts are evidenced by our significant reliance on performance-based pay, which aligns NEO compensation to long-term shareholder value creation and the accomplishment of MBIA’s strategic goals.

For our long-term incentive program, if the performance measurements we approve are not met, the performance-based portions of our NEOs’ compensation, if paid at all, will fall below target. Indeed, in 2017, the performance-based share awards made to NEOs were subject to performance conditions tied to our adjusted book value, leverage and MBIA’s value as measured through absolute total shareholder return. None of the threshold requirements for these goals were achieved over the three-year period ending December 31, 2019 meaning awards lapsed in their entirety, as discussed in more detail later in this CD&A.

For the long-term awards granted in respect of 2019, made in early 2020, performance will be measured solely on absolute total shareholder return, as was the case in 2018 and 2019. Thus, we once again reinforce our commitment to rewarding our NEOs only when our shareholders also benefit.

For annual incentive compensation, the Committee predicates the NEO awards on the outcomes reflected in the MBIA annual scorecard. In response to feedback, we have expanded our disclosure concerning those metrics, which are discussed at length in this CD&A. The metrics used are carefully defined, measurable and/or objective, and all derived from our three-year tactical and strategic plan. Thus, they provide both incentives to enhance and current rewards for success in progress towards MBIA’s long-term strategic objectives.

In a challenging 2019, the Company was able to collectively exceed its target performance goals resulting in annual bonus awards to NEOs of 107% of target. As reviewed further in this CD&A, key achievements during the year included successfully eliminating over half of the Company’s exposure to Puerto Rico debt service, the most strategic effort underway at the

Company, and entry into an additional restructuring support agreement that if consummated would further resolve a significant exposure to the island. The Company and its subsidiaries also bolstered liquidity, and the collective enterprise significantly surpassed its objective for adjusted book value, a non-GAAP measure disclosed and discussed in its annual report on Form 10-K, and changes to which the Company views as an important indicator of financial performance.

Looking to the future

We are committed to maintaining the performance-oriented compensation structure which has been met with strong support both in the say-on-pay results and in our ongoing communications with shareholders. Our program reflects our commitment to being responsive to shareholder feedback, and we will continue to actively engage with our shareholders. Our emphasis remains on aligning pay with performance, and maintaining a means through which to retain and motivate a committed senior leadership team as we continue to navigate challenging market conditions.

We do not anticipate major or structural changes to our compensation program in 2020. We have been ahead of the curve in promoting the Company’s dedication – not just to shareholders – but to all stakeholders, including its employees and the community in which we operate. Our annual performance goals accordingly reconfirm our ongoing focus on corporate culture, diversity, and human capital management. We continue to welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee,

Steven J. Gilbert

Compensation & Governance Committee

Steven J. Gilbert, Chair

Diane L. Dewbrey

Charles R. Rinehart

Theodore E. Shasta

Richard C. Vaughan

Executive Officers

Following are our Named Executive Officers (“NEOs”) in 2019, who are listed in the Summary Compensation Table.

•	William C. Fallon, Chief Executive Officer

•	Anthony McKiernan, EVP and Chief Financial Officer

•	Adam T. Bergonzi, AVP and National’s Chief Risk Officer

•	Jonathan C. Harris, General Counsel and Secretary

•	Christopher H. Young, AVP and National’s Chief Financial Officer

•	Daniel M. Avitabile, AVP and MBIA Insurance’s President and Chief Risk Officer

Compensation Design

Our approach to compensation encompasses a number of components which, working in tandem, generate the solid executive compensation program we have in place as we head into 2020. As you will see in the sub-sections that follow, our compensation strategy is tied closely with our overall corporate strategies in a number of key ways, and those strategies are executed via policies and practices that best support shareholder interests.

Compensation Strategy

Our compensation program is designed to retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

MBIA’s overarching focuses today are threefold:

•	ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;

•	mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims; and

•	ensuring that we continue to honor all policyholder claims.

In February 2019, consistent with these areas of focus, senior management proposed a draft scorecard of corporate metrics to the Board, against which MBIA’s and its senior team’s performance in 2019 would be measured. The Board discussed the proposal at length with management during the February 2019 Board meeting, and ultimately approved the final scorecard. This scorecard identifies several broad performance categories for MBIA Inc., the holding company, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. The Board uses the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

The 2019 scorecard is discussed in more depth in the section below labeled “Annual Incentive Awards for 2019 Performance”. In short, however, the 2019 performance metrics represented in the 2019 scorecard include the following:

Performance Metric	Why it Matters

Adjusted Book Value	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders

Remediation of Problem Credits at National	Effectively remediating troubled credits within National’s portfolio (including its exposures relating to Puerto Rico and its instrumentalities) is critical to the long-term safety of National policyholders and the economic value proposition for our shareholders

MBIA Inc. Liquidity	Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital, is of paramount importance to MBIA’s long-term financial health

MBIA Insurance Portfolio Management and Remediation	Evaluating the effective management of the MBIA Insurance portfolio and remediation of troubled credits ensures that appropriate incentives exist for the benefit of policyholders and creditors

MBIA Insurance Liquidity	Ensuring that sufficient liquidity exists for any claim payments due is critical to protecting MBIA Insurance, its policyholders and creditors

Expense Management	Focusing on expense management ensures that MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements

People Management	In a challenging environment, remaining focused on supporting, developing and retaining high potential employees and improving workforce diversity is important to ensure our ability to execute our other goals

Compensation Practices

MBIA has adopted a number of policies and practices relating to compensation which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•   Deliver the majority of target compensation in the form of variable pay

•   Tie variable pay to successful performance in areas of strategic significance

•   Assess performance both quantitatively and qualitatively to ensure appropriate outcomes

•   Cap the cash annual incentive opportunity

•   Use equity vehicles, and established stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders

•   Phase the vesting of equity awards over a five year period

•   Operate a clawback policy

•   Apply double-trigger for change in control payments

•   Prohibit short sales, hedging or pledging of our stock

•   Engage an external independent advisor

•   Provide guaranteed bonuses

•   Encourage excessive risk

•   Provide excessive perquisites

•   Make decisions solely based on market data

•   Offer employment contracts

•   Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

The majority of compensation for our CEO and other NEOs is delivered in the form of performance-based compensation, the weighting of which has increased in recent years based on shareholder feedback. In 2019, 62% of the CEO’s target compensation and 59% of the other NEOs’ respective target compensation (on average) was performance-based. In February 2020 the Committee approved no changes in target total compensation for the CEO and other NEOs in respect of 2020.

Base salary reflects the salary set in respect of the relevant year; annual incentive reflects the target value of the award in respect of the year, paid within 2 months thereafter; time and performance-based long-term incentives reflect the target value of the award in respect of the year, granted within 2.5 months thereafter. CEO data reflects Mr. Fallon, and NEO data is the average for the other NEOs.

In addition to the compensation outlined below, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to current NEOs.

The table below describes each compensation element – as mentioned previously, no structural change to any element has been made for 2020:

Element and Purpose	Key Features	Performance Measures
Base Salary To compensate executives competitively for their roles at MBIA

•   Fixed pay

•  Informed by reference to peer group median and adjusted for, among other variables, tenure, knowledge, ability and experience

•   Level also takes account of scope of role

•   Reviewed annually

• Not applicable
Annual Incentive Award To drive performance against annual strategic goals and reward appropriately

•   Variable pay delivered in cash

•   Value determined based on performance against pre-defined objectives

•   Target values set with reference to peer group median

•   Actual bonus can range from 0% to 200% of target

• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three-year tactical and strategic objectives

Long-Term Incentive Compensation

Performance-Based Shares

To drive performance against critical strategic imperatives that create sustainable long-term shareholder value, align senior leader interests with shareholders and reward appropriately

•   Variable pay delivered, if at all, in equity

•   Accounts for two-thirds of the total long-term compensation

•   Target values informed by reference to peer group median

•   Target award grant date value of 100% of base salary (117% for CEO)

•   Actual payout can range from 0% to 200% of target award

•   Earned shares vest in equal installments on the third, fourth and fifth anniversaries of the date of grant

•   Earned shares vest subject to continued employment and performance

•   Assessed against pre-established performance measures

•   Vesting of 2018 and 2019 awards made in early 2019 and 2020, respectively, are based solely on total shareholder return

•   Performance is assessed at the end of the three-year performance period (December 31, 2021 for the March 2019 awards)

•   Performance shares will be forfeited if minimum targets are not met; for instance if total shareholder return is negative over the performance period

Time-Based Shares To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders

•   Variable pay delivered in equity

•   Accounts for one-third of the total long-term compensation

•   Target values informed by reference to peer group median

•   Target award grant date value of 50% of base salary (58% for CEO)

•   Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant (annual grants)

•   Awards vest subject to continued employment

• Continued employment (condition for vesting)

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee comprises MBIA’s five independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2019, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, approving as a Committee and providing input and recommendations to the Board regarding our NEOs’ compensation.

The Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the “Board of Directors corporate governance section”.

Use of an Independent Advisor

Since 2009, the Committee has retained Willis Towers Watson as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing the competitive peer group and other activities as directed by the Committee. The Committee uses Willis Towers Watson’s advice and insight to inform the eventual decision making process.

In assessing Willis Towers Watson’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that Willis Towers Watson did not have a conflict of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders. Additionally, in recent years the Chair of the Committee has participated directly in shareholder engagement to ensure we broadly receive direct and constructive feedback to inform our thinking on NEO compensation and other issues of importance to shareholders. This feedback has had a meaningful impact on both our compensation philosophy and program design.

In 2019, led by the Chair of the Committee, our CEO, and our Head of Investor Relations, we invited over 65% of our shareholders to speak with us, and engaged with shareholders representing in excess of 40% of our outstanding shares at March 7, 2019, either in person or by phone.

These calls and meetings provided an open forum to discuss those topics which were of most significance to our shareholders, which included but was not limited to executive compensation. The feedback received regarding our executive compensation program has been uniformly positive. Consequently, the Committee and the Board of Directors have not made any material structural

2019 Shareholder Engagement

•   Engaged with shareholders accounting for over 40% of outstanding shares

•   Reviewed Glass Lewis and ISS reports

•   Feedback confirmed shareholder satisfaction with our executive compensation program program changes for 2020. There is no intention to make any off-cycle awards, which was an area of concern identified by the proxy advisors who have been engaged by some of our shareholders.

Looking to the future, MBIA is committed to continuing to maintain ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

•   Review and assess prior year performance of CEO and leadership team

•   Recommend compensation to be paid to CEO and leadership team for the prior year

•   Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

•   Evaluate compensation policies and practices to determine whether either will create risks

•   Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

•   Establish and recommend target compensation to be paid to CEO and leadership team for current year

•   Review and approve CEO goals and objectives for current year

•   Review and approve compensation disclosures in Proxy and Form 10-K

•   Recommend committee and chair assignments for Board members

•   Discuss investor outreach and status of shareholder votes

•   Discuss shareholder advisory reports

•   Review the results of the say on pay vote

• Perform peer group review • Receive regulatory update (or at other times as appropriate) • Review NEO compensation relative to market • Review Director compensation relative to market

•   Oversee annual evaluation of the Board and Board Committees, including the Committee structure

•   Review Director performance

•   Review and approve Committee Charter

•   Preview drafts of Proxy tables

•   Assess external advisor independence

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment the Committee considered a range of areas, including:

•	The performance measures, and their relative balance, used within our incentive plans;

•	The attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and

•	The design of MBIA’s broader compensation policies.

Based on its assessment for 2019, the Committee concluded that MBIA’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment, and we will look at each of these in turn.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established Company objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that did not align with expectations or poor risk management.

At its meeting in February 2020, the Committee did not exercise discretion to adjust the outcome of the objective application of the Company’s 2019 scorecard to determine NEO annual incentive awards.

Clawback. In February 2013, MBIA adopted a Clawback Policy which covers all compensation paid or awarded. The policy is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting. The following table summarizes the key features of the policy:

Aspect	Features
Covered executives	• Any Named Executive Officer • All executives with the title ‘Managing Director’ or above, at the time of a restatement or any time during the three-year period preceding the restatement
Triggering event	• A material restatement of our GAAP financial statements which means that any compensation paid to a Covered Executive would have been lower
Compensation	• Any annual or long-term incentive, whether it is paid in cash or equity
Determining the value of a clawback

•   Amount determined at the Committee’s discretion

•   Takes into account the difference between the amount that was paid or granted and the amount that would have been paid or granted under the restated financial statements

Application	• At the Committee’s discretion • Incentive compensation must either be repaid or forfeited

This policy will be reviewed from time to time, to consider potential changes that may reflect evolving best practices, regulation, MBIA’s circumstances, or other relevant factors.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which were adopted to align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)

Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of December 31, 2019, the Chief Executive Officer and Chief Financial Officer have already exceeded their ownership guidelines, with other NEOs making progress toward their guidelines in light of their respective appointment dates. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed. Individuals are also permitted to sell stock for the purpose of settling taxes on long-term incentive awards. Notably, no current NEO has ever sold any MBIA stock other than as an offset to the taxes incurred when shares vested.

Upon retirement, individuals are permitted to sell one-third of his or her holdings immediately, one-third a year after termination and the final third two years after termination. This does not preclude any individual electing to maintain his or her holdings for a longer period of time.

Company Policies Prohibit Hedging and/or Pledging of Company Stock. MBIA maintains rigorous anti-hedging and anti-pledging of shares policies. Specifically, MBIA’s Insider Trading Policy prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as a collateral, or (iii) holding MBIA securities in a margin account, without the prior approval of such transactions by the MBIA Legal Department. The MBIA Legal Department has not been requested to approve any such transactions, and has not done so, in over ten years. The Policy also prohibits directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions.

Compensation Peer Group

Another integral part of our compensation governance is the Committee’s review of MBIA’s compensation programs relative to what its peers are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is an important consideration as well.

Principles for identifying compensation peers

•   Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance

•   Subject to similar legal or regulatory environments

•   Comparable in size and scope

•   Competitor for talent

One of the challenges for MBIA when establishing its peer group is the limited number of directly comparable organizations. Part of the Committee’s overall review of the Company’s executive compensation program over the past several years included developing underlying principles for identifying peers (at left), and updating the parameters, which, in 2017, resulted in 12 companies being removed from the previous peer group and 15 companies being added. It is not necessarily the case that all the factors apply to every peer company. Ultimately, the Committee has applied judgement in arriving at the composition of the current group, which currently consists of 19 companies. This peer group has not changed from last year.

2019 Compensation Peer Group

•  Ambac Financial

•  Argo Group International

•  Assured Guaranty

•  EMC Insurance Group (1)

•  Employers Holdings

•  FedNat Holding Company

•  Global Indemnity Limited

•  Greenlight Capital Re

•  HCI Group

•  James River Group Holdings

•  Kinsale Capital Group

•  MGIC Investment

•  ProAssurance Corp.

•  Protective Insurance Corporation

•  RLI Corp.

•  Third Point Reinsurance

•  United Insurance Holdings

•  Universal Insurance Holdings

•  White Mountains Insurance

(1)	Subsequent to the Committee’s NEO and Director market compensation review in 2019, EMC Insurance Group went private and will not be included in our peer group going forward.

We consider it important to evaluate ourselves against a robust peer group that is large enough to withstand potential changes to the composite companies. MBIA is ranked in the top quartile of the peer group from an assets perspective, first quartile of the peer group from a revenue perspective, and second quartile from a market capitalization perspective at the time of our market compensation review in 2019.

2019 Compensation Decisions and Outcomes

An Overview of Performance in 2019

Like the several years preceding it, 2019 presented MBIA with significant challenges. The Committee believes that through the efforts of our senior team and broader employee base to address those challenges, they have positioned MBIA to deliver long-term value for its shareholders.

After 2017’s determination to shut down National’s new business efforts and the Company’s subsequent right-sizing of the organization, which reduced the annual operating expense run rate by over $25 million to less than $75 million, the Company is now primarily focused on (i) ensuring that adequate liquidity exists at the holding company to satisfy all outstanding obligations, (ii) maximizing the economics of National’s existing insured portfolio through effective surveillance and remediation activity, and by managing its investment portfolio, and (iii) satisfying claims by MBIA Corp. policyholders, pursuing various actions focused on maximizing the collection of recoveries for its senior lending and surplus note holders, and then its preferred stock holders, and reducing and mitigating potential losses on its insurance exposures.

In 2019, satisfaction of these goals was largely focused on the Company’s efforts to remediate its troubled Puerto Rico credits. The Company achieved a significant success in this regard in 2019 when it, along with other parties, closed on a series of transactions emanating from the 2018 comprehensive settlement with the Oversight Board responsible for managing Puerto Rico’s bankruptcy-like (Title III of PROMESA) restructuring processes, concerning the debt of COFINA. After the Court overseeing the Title III process approved the settlement in February 2019 and entered an order confirming the Third Amended Title III Plan of Adjustment for COFINA, National exercised its rights to sell the new uninsured bonds that had been placed into National Custodial Trusts per the Plan of Adjustment, and subsequently, through a final voluntary payment that fulfilled its insurance obligations in full, reduced to zero its COFINA gross par outstanding, gross par outstanding plus capital appreciation bonds accreted interest, and debt service outstanding. Additionally, in September of 2019, National agreed to join the restructuring support agreement, as amended (“RSA”), with the Puerto Rico Electric Power Authority (“PREPA”), and other parties including Puerto Rico and the Oversight Board. The restructuring transaction described in the RSA is intended to, among other things, provide a framework for the consensual resolution of the treatment of National’s insured PREPA revenue bonds in PREPA’s recovery plan. The RSA remains subject to conditions, satisfaction of which cannot be assured.

When these developments and others, including surpassing our target for Adjusted Book Value, a metric which we consider a measure of fundamental Company value, and achieving several liquidity goals for the holding company and at MBIA Insurance, were measured against the Company’s annual performance scorecard, as discussed further below, performance for the period ended December 31, 2019 resulted in annual incentive awards at 107% of target.

The compensation of our NEOs in 2019 is explained in the following sections and in the Summary Compensation Table that follows.

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group.

Named Executive Officer	2019 Base Salary	2020 Base Salary	Increase on 2019

William C. Fallon	$900,000	$900,000	0%

Anthony McKiernan	$500,000	$500,000	0%

Adam T. Bergonzi	$450,000	$450,000	0%

Jonathan C. Harris	$350,000	$350,000	0%

Christopher H. Young	$325,000	$325,000	0%

Daniel M. Avitabile	$325,000	$325,000	0%

The Committee has determined to make no changes to base salaries for the NEOs with respect to 2020.

2019 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s shorter-term tactical and strategic objectives.

Annual Incentive Awards for 2019 Performance

The 2019 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas, discussed in detail below: performance in our two operating subsidiaries, National (30% of total score) and MBIA Insurance (15%); performance at the corporate holding company level (10%); and enterprise-wide performance (45%). The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s shorter-term tactical and strategic plan, providing direct alignment to our business strategy.

The table below reflects the outcome for the scorecard for 2019, including the four areas and underlying performance objectives. Each area and goal had an associated weighting, as noted, which was used to determine the overall score under the plan, and the chart below reflects the weight and performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2019 Annual Incentive Scorecard

	Below Target	Target	Above Target	Overall % of Target
National (30%)				80%
Portfolio Management and Remediation of Troubled Credits	•
MBIA Insurance Corporation (15%)				91%
Financial: Liquidity (5%)			•
Portfolio Management and Remediation of Troubled Credits (10%)	•
Corporate Segment (10%)				150%
MBIA Inc. Liquidity			•
Enterprise Objectives (45%)				122%
ABV (30%)			•
Expense Management: Consolidated Operating Expenses (5%)	•
People Management (10%)		•
Overall Formulaic Outcome				107%

Excluding People Management, which was achieved at expectations, performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•   Scoring for portfolio management and remediation of troubled credits in National’s portfolio is largely focused on outcomes related to its Puerto Rico credits. Outcomes are established for each of the individual credits for which the Company has material exposure; PREPA, COFINA, General Obligation and HTA, as well as for collective general developments. A majority of final outcomes remain to be determined

•   As discussed earlier in this CD&A, the Company achieved success in 2019 by eliminating its COFINA exposure, which had accounted for approximately 52% of total debt service to Puerto Rico. Progress against PREPA goals fell below target, notwithstanding that National joined the RSA as discussed. Progress against General Obligation and HTA goals was not subject to evaluation by year end in light of the status of those restructuring negotiations in the Title III proceedings, and weight for these categories were reassigned. Progress against general goals for Puerto Rico remediation were judged at below target

•   Significant liquidity initiatives executed during the year, enabling a significant prepay of senior creditor notes and a year-end liquidity balance that still materially exceeded target

•   Completed a refinance of a senior credit facility at a lower rate and at a lower principal balance, compared to the original facility

•   Failed to achieve targeted goals concerning recovery on Zohar credit payments, for which efforts will continue in 2020

•   Active in executing remediation strategies for non-Zohar exposures

Corporate Segment	Enterprise Objectives

•   Liquidity initiatives, including the strategic call of debt, rebalancing of our swap portfolio, and receipt of dividends, led to a position of significant excess to target, enhancing Company ability to satisfy obligations during the strategic plan period

•   The Company’s Adjusted Book Value per share as of year-end 2019 was $29.38, versus $27.38 as of year-end 2018, significantly exceeding the target of $26.68 approved by the Board in February 2019. Target is set with an expectation of a reduction in year-over-year ABV, given the Company’s decision to cease pursuing new business. Any significant losses at National will tend to reduce ABV versus target. In 2019, strategic repurchase of shares, coupled with unplanned gains on the sale of PREPA and COFINA bonds at National, offset losses and drove the positive outcome

•   ABV is a non-GAAP measure discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019; the Company views changes to this measure as an important indicator of financial performance

•   Regarding Expense Management, the Company kept ordinary course operating expenses at a level that would have yielded a target level performance; however, the Company incurred significant legal expenses in bringing a new litigation related to losses it suffered on its Puerto Rico credits. While the Company believes the litigation may yield significant value to shareholders, the expenses incurred were not part of the original plan and pushed the score for this measure to zero

In 2019, target bonus opportunities for the NEOs were as follows. The maximum bonus opportunity is capped at two-times the target opportunity. Company performance resulted in a final annual incentive outcome of 107% of target, which equated to the following annual incentive awards in respect of 2019 performance for our NEOs:

Named Executive Officer	2019 Bonus Target % (of Base Salary)	2019 Bonus Target	2019 Actual Bonus Paid	2019 Bonus Paid as a % of Target

William C. Fallon	133%	$1,200,000	$1,284,000	107%

Anthony McKiernan	120%	$600,000	$642,000	107%

Adam T. Bergonzi	120%	$540,000	$577,800	107%

Jonathan C. Harris	109%	$380,000	$406,600	107%

Christopher H. Young	108%	$350,000	$374,500	107%

Daniel M. Avitabile	108%	$350,000	$374,500	107%

The Committee has determined to make no changes to the bonus target values for the NEOs for 2020.

2019 Long-Term Incentive Awards

In response to feedback from our shareholders, since March 2017 long-term incentive awards to NEOs are made in the form of a combination of performance-based and time-based share awards. This combination provides immediate alignment to shareholder value creation and long-term shareholder interests, as well as a focus on the strategic drivers of MBIA’s long-term performance.

For 2019, our NEOs’ long-term incentive awards feature the same ratio of performance-based to time-based shares as has been applied since 2017, as shown below.

Any shares that are earned will vest in equal installments on the third, fourth, and fifth anniversary of the grant date:

Performance-Based Award	Time-Based Award

Grant made March 2019	Grant made March 2019

Performance assessed at December 31, 2021
1/3rd earned shares vest March 2022	1/3rd vests March 2022
1/3rd earned shares vest March 2023	1/3rd vests March 2023
1/3rd earned shares vest March 2024	1/3rd vests March 2024

The same vesting approach will apply to awards made in March 2020.

2019 Performance-Based Share Awards.

Performance-based share awards are made in the form of MBIA equity. Long-term incentive awards made in March 2019 (for the 2018 performance year) to each of the NEOs, comprised a combination of performance-based shares and time-based shares. The annual target grant date value of the long-term incentive awards for our CEO was 175% of base salary and, for our other NEOs, 150% of base salary, with two-thirds of the award being in the form of performance-based shares and one-third in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

Vesting of the performance-based shares is based on performance against company value, which provides direct alignment with the shareholder experience of value creation, assessed via absolute total shareholder return (TSR) over a three year period ending on December 31, 2021.

The table below sets out the associated performance requirements for TSR for awards made in March 2019, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

		Percentage of shares earned at the end of the three-year performance period (December 31, 2021)
	12/31/2018	0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	0.0%	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

TSR is the change in the value of the common stock over the three year period, taking into account both stock price appreciation and the payment of dividends if applicable. TSR will be calculated on a compound annualized basis over the three year period. The beginning stock price is the closing share price as of December 31, 2018. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. Straight-line interpolation will apply to performance levels between the TSR values.

The following performance-based share awards were made with these conditions to NEOs in March 2019:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2018 Base Salary)	Number of Shares Awarded

William C. Fallon	$1,050,000	117%	77,424

Anthony McKiernan	$500,000	100%	36,869

Adam T. Bergonzi	$450,000	100%	33,182

Jonathan C. Harris	$350,000	100%	25,808

Christopher H. Young	$325,000	100%	23,965

Daniel Avitabile	$325,000	100%	23,965

The performance period for these awards will conclude on December 31, 2021, with the vesting of any shares that have been earned taking place equally on the third, fourth and fifth anniversary of the date of grant.

2019 Time-Based Share Awards. Time-based share awards are made in the form of MBIA equity and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following time-based share awards were made to NEOs during 2019:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2018 Base Salary)	Number of Shares Awarded

William C. Fallon	$525,000	58%	49,296

Anthony McKiernan	$250,000	50%	23,474

Adam T. Bergonzi	$225,000	50%	21,127

Jonathan C. Harris	$175,000	50%	16,432

Christopher H. Young	$162,500	50%	15,258

Daniel Avitabile	$162,500	50%	15,258

Pay for performance – Lapse of 2017 Performance Shares. As part of its pay for performance practices, the Company made restricted stock awards to Messrs. Fallon and McKiernan in March 2017. The vesting of one-third of the awards was time-based, and vesting of the other two-thirds was performance-based. The grant provided for the forfeiture of the performance-based restricted stock at the end of the three-year performance period (December 31, 2016 through December 31, 2019) if the company’s ABV, Leverage and Stock Price did not exceed the performance threshold established at grant for each respective metric. As of December 31, 2019, the end of the three-year performance period, all of the performance-based restricted shares were forfeited because the performance threshold for each metric was not met.

The table below shows the number and value of performance-based shares awarded on the grant date, the number of performance-based shares forfeited and the number and value of performance-based shares earned, as of December 31, 2019.

Named Executive Officers	Performance Shares Granted (#)	Grant Date Value of Performance Shares ($)	Shares Forfeited (#)	Shares Earned (#)	Value Earned ($)

William C. Fallon	86,926	825,000	86,926	0	0

Anthony McKiernan	52,681	500,000	52,681	0	0

2020 Long-Term Incentive Awards

Long-term incentive awards made to each of the NEOs in early 2020 (for the 2019 performance year), again comprised a combination of performance-based shares and time-based shares. The annual target grant date value of the long-term incentive awards for our CEO is 175% of base salary and, for our other NEOs, 150% of base salary, in all cases with two-thirds of the award being in the form of performance-based shares and one-third in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

The vesting of the March 2020 performance-based share awards will be contingent on TSR over the three years ending on December 31, 2022.

The table below sets out the associated performance requirements for stock price and TSR for awards made in 2020, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

		Percentage of shares earned at the end of the three-year performance period (December 31, 2022)
	12/31/2019	0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	0.0%	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

Consistent with the definitions used for the March 2019 awards, TSR performance will be assessed based on the compound annual return to shareholders over the three year performance period. Straight-line interpolation will apply to performance levels between the TSR values.

In 2020, for the long-term incentive awards, there will be no changes to the vesting terms associated with the performance-based share awards.

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, annual cash incentive and long-term incentives in the form of time- and performance-based restricted stock), MBIA also provides other forms of indirect compensation which are summarized below.

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare program, whereby MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans.

Under the qualified retirement plans, all employees, including our NEOs, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)	A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and

b)

A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2019 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2019.”

Additional Information

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2019 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2019 and cash incentive bonus paid for 2019 performance. Excluding our CEO, we examined a total of 92 employees as of the determination date of December 31, 2019 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table in this proxy statement.

For 2019, the annual total compensation of our median employee, the annual total compensation of our CEO (pursuant to the methodology described above) and the resulting pay ratio are shown in the table below.

Annual Total Compensation

CEO Annual Total Compensation	$4,035,225

Median Employee Annual Total Compensation	$270,642

CEO Pay Ratio	15:1

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2019. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 20, 2020

The Compensation and Governance Committee

Mr. Steven J. Gilbert, Chair

Ms. Diane L. Dewbrey

Mr. Theodore Shasta

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2019

Name & principal position (a)	Year (b)	Salary (c)	Stock Awards (d) (1)	Non-equity incentive plan compensation (e) (2)	All other compensation (f) (3)	Total compensation (g)

William C. Fallon	2019	900,000	1,575,000	1,284,000	276,225	4,035,225

Chief Executive Officer	2018	900,000	11,396,000	1,284,000	275,479	13,855,479

	2017	847,163	1,237,500	770,250	237,233	3,092,146

Anthony McKiernan	2019	500,000	750,000	642,000	153,900	2,045,900

EVP and Chief Financial Officer	2018	500,000	5,780,000	642,000	163,400	7,085,400

	2017	500,000	750,000	468,000	147,500	1,865,500

Adam T. Bergonzi	2019	450,000	675,000	577,800	126,757	1,829,557

AVP and National’s Chief Risk Officer	2018	441,667	5,630,000	577,800	122,883	6,772,350

	2017	390,000	122,400	312,000	122,800	947,200

Jonathan C. Harris	2019	350,000	525,000	406,600	75,634	1,357,234

General Counsel and Secretary	2018	345,833	3,840,830	406,600	81,167	4,674,430

	2017	320,833	400,000	273,000	75,737	1,069,570

Christopher H. Young	2019	325,000	487,500	374,500	94,775	1,281,775

AVP and National’s Chief Financial Officer	2018	325,000	3,840,830	374,500	98,633	4,638,963

	2017	318,833	97,920	273,000	100,017	789,770

Daniel M. Avitabile	2019	325,000	487,500	374,500	94,775	1,281,775

AVP and MBIA Insurance’s President and Chief	2018	325,000	3,840,830	374,500	93,550	4,633,880

Risk Officer	2017	317,500	125,000	273,000	89,242	804,742

1

The amounts shown represent the grant date value of restricted stock awards that were granted to each of the NEOs on March 5, 2019. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On March 5, 2019, the Board approved the grant date target value of restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2018. The award comprised of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value.

The actual amount realized by the NEOs, if any, of time-based restricted stock will depend upon the value of our stock on the vesting dates. The actual amount realized by the NEOs, if any, of performance-based restricted stock will depend upon shares earned based on performance relative to the performance conditions set forth in the award and the value of our stock on the vesting dates.

For a description of the stock valuations, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. See the CD&A and the “Grants of plan-based awards in 2019” table for an explanation and further details of the awards.

2	The amounts shown represent cash performance bonuses paid on February 28, 2020 for the 2019 performance year. See the CD&A for an explanation of the 2019 bonus awards.

3	All other compensation for each NEO includes the following (see table below). There were no other perquisites paid on behalf of the NEOs in 2019.

Name	Company contributions made to the pension and 401k retirement plans in 2019 ($)	Company contributions made to the non-qualified retirement plan in 2019 ($)	All other compensation ($)
William C. Fallon	39,000	237,225	276,225
Anthony McKiernan	31,667	122,233	153,900
Adam T. Bergonzi	41,500	85,257	126,757
Jonathan C. Harris	36,917	38,717	75,634
Christopher H. Young	36,750	58,025	94,775
Daniel M. Avitabile	36,750	58,025	94,775

MBIA Inc.

Grants of plan-based awards in 2019

	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated payouts under equity plan awards (3)			All other stock awards: number of shares/ units (#) (i) (4)	Grant date fair value of stock awards ($) (j) (5)
Name (a)		Thresh- old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh- old (#) (f)	Target (#) (g)	Maximum (#) (h)

William C. Fallon	-	-	1,200,000	2,400,000	-	-	-	-	-

	Mar 5, 2019	-	-	-	-	77,424	154,848	-	1,050,000

	Mar 5, 2019	-	-	-	-	-	-	49,296	525,000
Anthony McKiernan	-	-	600,000	1,200,000	-	-	-	-	-

	Mar 5, 2019	-	-	-	-	36,869	73,738	-	500,000

	Mar 5, 2019	-	-	-	-	-	-	23,474	250,000
Adam T. Bergonzi	-	-	540,000	1,080,000	-	-	-	-	-

	Mar 5, 2019	-	-	-	-	33,182	66,364	-	450,000

	Mar 5, 2019	-	-	-	-	-	-	21,127	225,000
Jonathan C. Harris	-	-	380,000	760,000	-	-	-	-	-

	Mar 5, 2019	-	-	-	-	25,808	51,616	-	350,000

	Mar 5, 2019	-	-	-	-	-	-	16,432	175,000
Christopher H. Young	-	-	350,000	700,000	-	-	-	-	-

	Mar 5, 2019	-	-	-	-	23,965	47,930	-	325,000

	Mar 5, 2019	-	-	-	-	-	-	15,258	162,500
Daniel M. Avitabile	-	-	350,000	700,000	-	-	-	-	-

	Mar 5, 2019	-	-	-	-	23,965	47,930	-	325,000

	Mar 5, 2019	-	-	-	-	-	-	15,258	162,500

1

The amounts shown represent the 2019 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2019. The actual bonuses paid for 2019 are reflected in the “Summary compensation table for 2019” under column (e).

2

The amounts shown represent 2019 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

3

On March 5, 2019, the Board approved the grant date target value of restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2018. The award consisted of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock (described in footnote 4) and two-thirds of the award being in the form of performance-based restricted stock (described below) as determined by the grant date value. The number of time-based shares awarded was the grant date value divided by the closing stock price on the date of grant. The number of performance-based shares awarded was the grant date value, assuming target performance, divided by the market value per share determined using a binomial lattice model in accordance with accounting guidance for share based awards that contain market performance conditions.

The performance-based share portion of the award was awarded at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on absolute TSR over the three-year performance period starting on December 31, 2018 and ending on December 31, 2021. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2018. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Straight-line interpolation will apply to performance levels between the TSR values. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date; provided, the NEO is continuously employed on the vesting date and does not breach the restrictive covenants prior to the applicable vesting date. Post-employment restrictive covenants may include a non-compete and/or non-solicitation covenant.

Notwithstanding the vesting provisions noted above, earned performance shares will become vested at the end of the performance period upon a change in control or in the event of the NEO’s death or disability. Upon the NEO’s retirement or the company’s termination of the NEO’s employment without cause, performance shares will be earned at the end of the performance period and shall remain outstanding and vest on the award’s vesting dates, subject to the restrictive covenants. Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

For reference, if the maximum level of company performance is achieved resulting in 200% of the target being issued, the grant date values of the performance-based shares would be: Mr. Fallon $2,100,000, Mr. McKiernan $1,000,000, Mr. Bergonzi $900,000, Mr. Harris $700,000, Mr. Young $650,000 and Mr. Avitabile $650,000.

4

In connection with the March 5, 2019 restricted stock awards noted in footnote 3, the time-based shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the certain vesting conditions as noted in footnote 3. Upon a change in control, the NEO’s death or disability, or the company’s termination of the NEO’s employment without cause; time-based shares will immediately vest. Upon the NEO’s retirement, shares will remain outstanding, subject to the restrictive covenants as noted in footnote 3, and shall vest on the award’s vesting dates.

5

The amounts shown represent the grant date value of the restricted shares. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

MBIA Inc.

Outstanding equity awards as of December 31, 2019

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e)

William C. Fallon	59,242(2)	550,951	-	-

	43,058(3)	400,439	-	-

	51,904(4)	482,707	-	-

	-	-	159,274(5)	1,481,248(5)

	1,000,000(6)	9,300,000	-	-

	49,296(7)	458,453	-	-
	-	-	77,424(8)	720,043(8)

Anthony McKiernan	47,394(2)	440,764	-	-

	26,096(3)	242,693	-	-

	29,138(4)	270,983	-	-

	-	-	89,414(5)	831,550(5)

	500,000(6)	4,650,000	-	-

	23,474(7)	218,308	-	-
	-	-	36,869(8)	342,882(8)

Adam T. Bergonzi	13,618(2)	126,647	-	-

	23,310(4)	216,783	-	-

	-	-	71,530(5)	665,229(5)

	500,000(6)	4,650,000	-	-

	21,127(7)	196,481	-	-

	-	-	33,182(8)	308,593(8)

	4,354(9)	40,492	-	-
	12,777(10)	118,826	-	-

Jonathan C. Harris	9,874(2)	91,828	-	-

	18,939(4)	176,133	-	-

	-	-	58,118(5)	540,497(5)

	333,333(6)	3,099,997	-	-

	16,432(7)	152,818	-	-

	-	-	25,808(8)	240,014(8)

	3,483(9)	32,392	-	-
	41,754(10)	388,312	-	-

Christopher H. Young	7,734(2)	71,926	-	-

	18,939(4)	176,133	-	-

	-	-	58,118(5)	540,497(5)

	333,333(6)	3,099,997	-	-

	15,258(7)	141,899	-	-

	-	-	23,965(8)	222,875(8)

	3,483(9)	32,392	-	-
	10,221(10)	95,055	-	-

Daniel M. Avitabile	9,874(2)	91,828	-	-

	18,939(4)	176,133	-	-

	-	-	58,118(5)	540,497(5)

	333,333(6)	3,099,997	-	-

	15,258(7)	141,899	-	-

	-	-	23,965(8)	222,875(8)

	3,087(9)	28,709	-	-
	13,048(10)	121,346	-	-

1	The amounts shown represent time-based restricted stock and are equal to the number of shares awarded multiplied by $9.30 per share, the closing market value of the shares on December 31, 2019.

2

The time-based restricted stock shown was granted on March 3, 2016 and will vest in equal installments on the fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

3

On March 6, 2017, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

On December 31, 2019, Messrs. Fallon and McKiernan forfeited 86,926 and 52,681 shares of performance-based restricted stock, respectively, that were granted as part of the March 6, 2017 restricted stock awards. The grant provided for the forfeiture of such restricted stock if the company’s ABV, Leverage and Stock Price did not exceed the performance threshold for each respective metric. Since threshold performance was not met for all three metrics, the shares were forfeited.

4

On March 6, 2018, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock (described below) and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 5) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

5

In connection with the March 6, 2018 restricted stock awards noted in footnote 4, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2017 and ending on December 31, 2020. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2017. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

Based on the Company’s TSR performance being above target at the end of 2019, under SEC rules the number of performance-based shares shown in column (d) represent estimated payout at maximum levels, resulting in 200% of the target being shown. The market value shown under column (e) reflects the maximum number of performance-based shares multiplied by $9.30 per share, the closing market value of the shares on December 31, 2019. For reference, if these amounts were calculated based on the actual performance level of 114.5% as of December 31, 2019, the number and market value of the performance-based shares would be:

	Shares (#)	Shares ($)
William C. Fallon	91,184	848,015
Anthony McKiernan	51,190	476,062
Adam T. Bergonzi	40,951	380,844
Jonathan C. Harris	33,273	309,435
Christopher H. Young	33,273	309,435
Daniel M. Avitabile	33,273	309,435

6	The time-based restricted stock shown was granted on November 8, 2018. The awards will cliff vest on March 3, 2025 and such shares are subject to continued employment (subject to certain exceptions).

7

On March 5, 2019, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock (described below) and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 8) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

8

In connection with the March 5, 2019 restricted stock awards noted in footnote 7, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2018 and ending on December 31, 2021. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2018. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

Based on the Company’s TSR performance being below target at the end of 2019, under SEC rules the number of performance-based shares shown in column (d) represent estimated payout at target levels. The market value shown under column (e) reflects the target number of performance-based shares multiplied by $9.30 per share, the closing market value of the shares on December 31, 2019. For reference, if these amounts were calculated based on the actual performance level of 84% as of December 31, 2019, the number and market value of the performance-based shares would be:

	Shares (#)	Shares ($)
William C. Fallon	65,036	604,836
Anthony McKiernan	30,970	288,021
Adam T. Bergonzi	27,873	259,218
Jonathan C. Harris	21,679	201,612
Christopher H. Young	20,131	187,215
Daniel M. Avitabile	20,131	187,215

9

The time-based restricted stock shown was granted on March 5, 2015 and will vest on the fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

10

The time-based restricted stock shown was granted on March 6, 2017 and will vest in equal installments on the third, fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

MBIA Inc.

Stock vested in 2019

	Stock awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c) (1)
William C. Fallon	29,621	314,279
Anthony McKiernan	23,697	251,425
Adam T. Bergonzi	13,885	147,684
Jonathan C. Harris	10,598	112,737
Christopher H. Young	9,529	101,394
Daniel M. Avitabile	9,955	105,881

1	The amount represents the market value of the vested stock on the vesting date.

MBIA Inc.

Non-qualified deferred compensation in 2019

Name (a)	Executive contributions in 2019 ($) (b) (1)	Company contributions in 2019 ($) (c) (1)	Earnings (Losses) in 2019 ($) (d) (2)	Withdrawals/ distributions in 2019 ($) (e)	Balance as of 12/31/19 ($) (f)
William C. Fallon	199,400	237,225	940,881	-	5,649,032
Anthony McKiernan	234,400	122,233	532,074	-	3,804,695
Adam T. Bergonzi	42,668	85,257	315,220	-	1,324,684
Jonathan C. Harris	0	38,717	78,551	-	410,256
Christopher H. Young	40,210	58,025	300,830	-	1,462,795
Daniel M. Avitabile	15,975	58,025	59,624	-	551,875

1

MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2019 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. The Company contributions shown in the table above include Company pension contributions made in 2019 for the 2018 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2019” under columns (c) and (e) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2019” under column (f).

2

Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options. The earnings (losses) shown represent the change in market value in 2019, including any dividends and interest earned, which was reduced by any transaction fees incurred during the year.

Potential payments upon termination or change in control as of December 31, 2019

The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.

In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.

(a) Involuntary (not for cause) or constructive termination following a change in control. On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2019. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, Mr. Fallon will receive a lump sum severance payment equal to two times the sum of his annual base salary and the average of the annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money-purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

For Messrs. McKiernan, Bergonzi, Harris, Young and Avitabile; upon an involuntary termination (not for cause) following a change in control there are no cash payment or benefit obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied.

(b) Retirement. On November 8, 2006, the Company adopted voluntary retirement benefits which provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.

Annual performance bonus. The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.

Unvested Restricted stock. With respect to the restricted stock awards granted in March of 2017, 2018 and 2019, time-based shares shall remain outstanding, subject to post-employment restrictive covenants that may include a non-compete and/or non-solicitation covenant, and will vest on the award’s vesting dates. Performance shares will be earned at the end of the performance period and shall remain outstanding and will vest on the award’s vesting dates, subject to the restrictive covenants as noted above. For the November 2018 restricted stock award all shares will be forfeited. All other time-based restricted stock will immediately vest upon the retirement date.

Long-term incentive award. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.

Restrictive covenants. The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation and non-disparagement provision; and at management’s discretion, a non-compete restriction.

Health care benefits. The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 with the NEO assuming the full premium costs.

Retirement plans. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Voluntary termination. Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(d) Involuntary (not for cause) termination without change in control. Upon an involuntary termination not for cause there are no cash payment obligations. Any cash payment may be paid at the discretion of the Board. With respect to the annual restricted stock awards granted in March of 2017, 2018 and 2019, there is immediate vesting of time-based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. For the November 2018 restricted stock award all shares will be vested. All other time-based restricted stock will be forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(e) Death or total disability. Upon the death or total disability of an NEO, there are no cash payment obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested.

Tables showing potential post termination payments. The following tables show the potential value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. The values have been estimated as if the termination event occurred on December 31, 2019 and assumes the closing market value of the Company’s shares on that date which was $9.30. The tables do not include amounts the NEOs would normally receive without regard to the circumstances of termination.

Following are notes to explain the values shown in the tables below.

(1)

Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon. The amounts include an excise tax gross-up in order to provide him with a gross-up for his excise tax obligations under IRS regulations, which imposes an excise tax on certain payments made in connection with a change in control, and any additional tax cost related to the gross-up payment, assuming that a change in control and a termination of employment by the Company without “cause” occurred on December 31, 2019.

For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2019, whether or not the executive experienced a termination of employment on December 31, 2019.

(2)

Under “Voluntary termination” or “Retirement”, Messrs. Fallon and Bergonzi are retirement-eligible under the Company’s Retirement Program as of December 31, 2019 and the amounts shown reflect the compensation and benefits as described under retirement. For the other NEOs the amounts reflect a voluntary termination.

(3)	Under “Involuntary termination”, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Under “Death or total disability payments” amounts reflect the compensation and benefit treatments as described under death or total disability” above.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	3,854,250	0	0	0
Time-based Restricted Stock	11,192,550	1,892,550	10,641,599	11,192,550
Performance-based Restricted Stock	1,449,145	1,449,145	1,449,145	1,449,145
Retirement Benefits	400,000	0	0	0
Healthcare Benefits	62,838	0	0	0
Excise Tax Gross-up	5,914,125	0	0	0
Total	22,872,908	3,341,695	12,090,744	12,641,695

Anthony McKiernan

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,822,749	0	5,381,984	5,822,749
Performance-based Restricted Stock	762,005	0	762,005	762,005
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	6,584,754	0	6,143,989	6,584,754

Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,349,230	699,230	5,063,264	5,349,230
Performance-based Restricted Stock	638,399	638,399	638,399	638,399
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	5,987,629	1,337,629	5,701,663	5,987,629

Jonathan C. Harris

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,941,480	0	3,428,947	3,941,480
Performance-based Restricted Stock	509,696	0	509,696	509,696
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	4,451,176	0	3,938,643	4,451,176

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,617,402	0	3,418,029	3,617,402
Performance-based Restricted Stock	495,299	0	495,299	495,299
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	4,112,701	0	3,913,328	4,112,701

Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,659,913	0	3,418,029	3,659,913
Performance-based Restricted Stock	495,299	0	495,299	495,299
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	4,155,212	0	3,913,328	4,155,212

Compensation plan risk assessment

Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, short-term incentives and long-term equity, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The following table sets forth the aggregate fees billed for professional services rendered for the Company by PwC for the years ended December 31, 2019 and 2018, broken down as follows (in thousands):

	2019*	2018
Audit	$4,032	$3,787
Audit Related	$75	$108
Tax	$92	$92
All Other	$-	$100
Total	$4,199	$4,054

*	includes estimates for services related to 2019 not yet paid

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consultations concerning financial accounting and reporting standards and assistance with the review of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certifications.

Tax fees were for professional services rendered in connection with general tax advice and services.

All Other fees were for professional services rendered in connection with an agreed upon review.

One hundred percent of all the above fees for the years ended December 31, 2019 and 2018 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2019 or 2018.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $50,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 10, 2020 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (5)

BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	5,616,447	7.44%

Dimensional Fund Advisors LP. (2) Building One 6300 Bee Cave Road Austin, Texas, 78746	6,876,900	9.11%

Kahn Brothers Group (3) 555 Madison Avenue 22nd Floor New York, New York	5,401,839	7.16%

The Vanguard Group, Inc. (4) 100 Vanguard Blvd Malvern, PA 19355	6,586,791	8.73%

1

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) with the SEC on February 5, 2020. Such filing indicates that BlackRock has sole voting power with respect to 5,376,475 of such shares and sole dispositive power with respect to 5,616,447 of such shares.

2

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 12, 2020. Such filing indicates that Dimensional has sole voting power with respect to 6,680,402 of such shares and sole dispositive power with respect to 6,876,900 of such shares.

3

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Kahn Brothers Group (“Kahn Brothers”) with the SEC on January 23, 2020. Such filing indicates that Kahn Brothers has shared dispositive power with respect to 4,531,910 of such shares.

4

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 12, 2020. Such filing indicates that Vanguard has sole voting power with respect to 83,760 of such shares, shared voting power with respect to 24,529 of such shares, sole dispositive power with respect to 6,488,908 of such shares and shared dispositive power with respect to 97,883 of such shares.

5	Based on 75,482,964 shares outstanding as of March 10, 2020.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 10, 2020, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned		Shares acquirable upon exercise of options (3)	Total shares beneficially owned		Percent (%) of class (4)
Directors

William C. Fallon (1)	2,297,108		0	2,297,108		3.04%

Diane L. Dewbrey	22,003		0	22,003		*

Steven J. Gilbert (2)	191,310		0	191,310		*

Charles R. Rinehart (2)	234,796		0	234,796		*

Theodore Shasta (2)	84,224		0	84,224		*

Richard C. Vaughan (2)	102,877		0	102,877		*
Named Executive Officers (excluding Mr. Fallon) (1)

Anthony McKiernan	1,148,193		0	1,148,193		1.52%

Daniel M. Avitabile	539,222		0	539,222		*

Adam T. Bergonzi	791,741		0	791,741		1.04%

Jonathan C. Harris	573,870		0	573,870		*

Christopher H. Young	539,157		0	539,157		*

All Directors and Executive Officers as a group	6,653,828	(5)	0	6,653,828	(5)	8.81	% (5)

*	Less than one percent.

1

Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.

2

Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”

3	Shows the number of shares that were exercisable as of March 10, 2020 or become exercisable within 60 days after March 10, 2020 under the Company’s stock option program.

4

Based on 75,482,964 shares outstanding as of March 10, 2020. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 10, 2020 and the total number of shares subject to options held by such person or group that were exercisable as of March 10, 2020 or become exercisable within 60 days after March 10, 2020. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 8.81%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, with the exception of Mr. Fallon who owns 3.04%, Mr. McKiernan who owns 1.52% and Mr. Bergonzi who owns 1.04%.

5	Total includes all Executive Officers of the Company.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2019, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2020 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2019 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect six Directors at the 2020 Annual Meeting to serve a term expiring at the 2021 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Diane L. Dewbrey

Biographical data:

Ms. Diane L. Dewbrey was elected to the Company’s Board of Directors in November 2018. For five years, until its merger with Consolidated Communications in 2014, Ms. Dewbrey served as an Independent Director and then Chair (2013-14) of the Board of Enventis, Inc. Ms. Dewbrey earned her BS degree in Mathematics from Xavier University. She is an NACD Governance Fellow and holds a Professional Director Certification from the American College of Corporate Directors. Prior to serving as a director at Enventis, she held various senior positions at Fifth Third Bancorp, where over an eighteen year period she became Senior Vice President & Director of Central Operations and a member of the Executive Management Team, and at Foundation Bank, where in her ten years with the company she served as CEO and a Director of the Foundation Bancorp and Foundation Bank Board. Ms. Dewbrey is currently a Director of the YMCA of Greater Seattle where she also serves as Treasurer, member of the Executive Committee, and Chair of the Investment Committee. Age 55

Reasons for Ms. Dewbrey’s nomination:

Ms. Dewbrey has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the financial services industry. In addition to her board leadership and senior management experience in areas including finance and investments, Ms. Dewbrey has a history of contributing meaningfully to community organizations.

William C. Fallon

Biographical data:

Mr. Fallon was elected as a Director of the Company in May 2017, and appointed as Chief Executive Officer in September 15, 2017. Prior to being named Chief Executive Officer and Director, Mr. Fallon served as President, Chief Operating Officer, and Vice President of the Company and head of the Global Structured Finance Division. Mr. Fallon also serves as President and Chief Executive Officer of National. From July of 2005 to March 1, 2007, Mr. Fallon was Vice President of the Company and head of Corporate and Strategic Planning. Prior to joining the Company in 2005, Mr. Fallon was a partner at McKinsey & Company and co-leader of that firm’s Corporate Finance and Strategy Practice. Age 60.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, and Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry, and has served in these capacities since 1998, 2005 and 2000, respectively. He was previously Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director of TRI Point Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 72.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Charles R. Rinehart

Biographical data:

Charles R. Rinehart was named Chairman in May 2015 and has served as a Director of the Company since December 2008. From September 2008 to December 2008, Mr. Rinehart served as Chief Executive Officer and as a Director of Downey Financial Corp. and Downey Savings and Loan Association, F.A. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America, in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. Within the past five years, he also served as a Director of PMI Group Inc. and Verifone Holdings, Inc. Age 73.

Reasons for Mr. Rinehart’s nomination:

Mr. Rinehart has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his prior and current leadership roles in several industry-leading companies and his general knowledge and experience in financial matters.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Age 68.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Age 70.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Rinehart as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Diane L. Dewbrey, Steven J. Gilbert, Charles R. Rinehart, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Board Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•	is a member of management or an employee or has been a member of management or an employee within the last five years;

•	has a close family or similar relationship with a member of key management;

•	is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;

•

has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is currently or has been within the last five years an employee of the corporation’s independent auditor;

•	is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and

•

is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect six Directors.

Vote necessary to elect six incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein.

For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2019, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2020, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Proposal 4: Approval of the Amended and Restated MBIA Inc. Omnibus Incentive Plan

Introduction. The Company currently maintains The MBIA Inc. 2005 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), which was originally effective upon approval by the shareholders of the Company on May 5, 2005. The Omnibus Plan has 14,000,000 shares reserved and available for issuance to our employees and employees of our subsidiaries, and our non-employee directors, participating in the Omnibus Plan. As of March 10, 2020, there were 624,370 shares of our common stock remaining for issuance under the Omnibus Plan.

The table below shows, as of March 10, 2020, the shares reserved for issuance and shares available for future awards under the Omnibus Plan and the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Director Plan”), and shares proposed to be added to the Omnibus Plan if the amendment and restatement thereof is approved by our shareholders pursuant to this Proposal. MBIA does not presently grant stock options and there are no stock options outstanding as of March 10, 2020.

	Shares Reserved for Issuance Under Outstanding Awards(1)	Shares Available for Future Awards (2)	Shares to Be Added to Plan (2)

Prior Plans	-	-	-

Current Plans	5,831,993	782,231	2,500,000

(1)

Shares reserved for issuance of outstanding awards consist of the following: under the Omnibus Plan, a total of 5,715,714 time-based full value shares where the restrictions have not yet lapsed and performance-based shares where the performance periods have not yet ended and under the Director Plan, a total of 116,279 phantom shares where the restrictions have not yet lapsed.

(2)

Shares available for future awards includes the following: 624,370 shares under the Omnibus Plan and 157,861 phantom shares under the Director Plan. Under the Omnibus Plan, shares issued in connection with awards other than options will count against the share limit as 1.28 shares for every one shared issued.

Our Board of Directors believes that the Company’s ability to retain and motivate quality employees and non-employee directors is vital to the Company’s success. The Board also believes that the interests of the Company and its shareholders will be advanced if the Company can continue to offer such employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company by receiving awards under the Omnibus Plan. However, the Board believes that at this time, there are insufficient shares remaining for issuance under the Omnibus Plan to effectively and appropriately incentivize employees and non-employee directors over the coming years. Accordingly, the Compensation Committee of the Board recommended, and on February 11, 2020, the Board approved, an increase to the total number of shares of common stock reserved and available for issuance under the Omnibus Plan, from 14,000,000 shares to 16,500,000 shares (an increase of 2,500,000 shares), subject to shareholder approval. In addition, the Compensation Committee approved certain additional amendments to the Omnibus Plan, as described further below, also subject to shareholder approval, including a change in the plan name to the Amended and Restated MBIA Inc. Omnibus Incentive Plan.

The Board and the Compensation Committee have directed that this Proposal, to approve the Omnibus Plan as amended through February 11, 2020, be submitted to shareholders for their approval at the forthcoming Annual Meeting of Shareholders.

If the Company’s shareholders do not approve the amendment and restatement of the Omnibus Plan, the Omnibus Plan as currently in effect shall remain in effect in accordance with its current terms and conditions.

Factors Considered in Setting Size of Requested Share Reserve Increase

We considered a number of factors in assessing the number of shares by which we would propose to increase the pool of shares authorized for issuance under the Omnibus Plan, including:

The Company’s three-year average burn rate. As detailed in the table below, our three-year average “burn rate” was 1.87% for fiscal years 2017 through 2019 and includes shares under the Omnibus Plan and the Director Plan.

Fiscal Year	Time-based Full Value Awards Granted	Target Performance- Based Awards Granted (1)	Performance- Based Awards Earned (2)	Total (3)	Weighted Average Basic Common	Burn Rate

2019	494,623	221,213	0	715,836	81,014,285	0.88%

2018	3,427,763	247,286	-	3,675,049	89,013,711	4.13%

2017	521,863	192,288	0	714,151	118,930,282	0.60%

3 Year Average						1.87%

1.

The actual number of shares awarded is adjusted to between zero and 200% of the target award amount based upon achievement of pre-determined objectives. Awards are subject to a three-year performance period.

2.	Performance-based awards earned were subject to achievement of pre-determined objectives for awards granted in fiscal years 2012 and 2017.

3.	Total includes time- and performance-based full value awards granted and performance-based awards earned under the Omnibus Plan, and phantom shares granted under the Director Plan.

Our expectations regarding future share awards under the Omnibus Plan are based on a number of assumptions on issues such as potential changes in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Omnibus Plan reserve through forfeitures or cancellations, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Principal Changes to the Omnibus Plan

The following principal changes to the Omnibus Plan are reflected in the proposed amendment and restatement:

Increase in shares authorized for issuance. The aggregate number of shares that may be issued under the Omnibus Plan will increase by 2,500,000 shares, from a total of 14,000,000 shares to 16,500,000 shares.

Revisions to minimum performance and vesting periods. We modernized the minimum performance and vesting periods to be more consistent with current market and company practice, and provide greater flexibility to properly incentivize and retain participants in the Omnibus Plan. The Company has consistently used, and currently intends to continue using, a three-year performance cycle for performance-based awards, and we therefore removed reference to a minimum two-year performance cycle. Consistent with common market practice and with the current one-year vesting requirement for our non-employee directors, we reduced the existing three-year minimum time-based vesting requirement for employees of the Company to one-year for all participants. In connection with this change, we removed the Compensation Committee’s authority to deviate from the minimum vesting provision with respect to awards made to new hires, but there are exceptions to the provision for death, disability, retirement, involuntary termination of employment and in the event of a change of control of the Company, and an exception for awards in respect of 5% of the shares reserved for issuance under the Omnibus Plan.

No recycling of shares for tax withholding. Equity to be excluded from recycling was expanded to include all forms of equity if used to satisfy a participant’s tax withholding obligation.

Establish a non-employee director equity award limit. We established a maximum number of shares in any one-year period that may be granted to a non-employee director.

162(m)-related revisions. We revised the Omnibus Plan to reflect that there is no longer an exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) for so-called “qualified performance-based compensation”, but to retain the Compensation Committee’s ability to grant performance-based awards that reward participants based on the achievement of company and individual performance goals, such as the performance goals discussed in the Compensation Discussion and Analysis beginning on page 11.

The proposed amendment and restatement of the Omnibus Plan also includes other administrative or clarifying changes.

Key Compensation Practices Reflected in the Omnibus Plan

The Omnibus Plan as proposed to be amended and restated includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

No repricing, replacement or repurchase of underwater options without shareholder approval. The Omnibus Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options when the exercise price per share of an option exceeds the fair market value of the underlying shares.

No discounted option grants. The Omnibus Plan prohibits the grant of options with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of substitute awards).

Fungible share ratio. Any shares issued in connection with options will count against the share limit as one share for every one share covered by the option. Any shares issued in connection with awards other than options will count against the share limit as 1.28 shares for every one shared issued.

No liberal share recycling provision. Shares delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with other awards, shares that we repurchase on the open market or otherwise using option exercise proceeds may not be used again for new grants.

No liberal definition of “change in control.” No change in control would be triggered solely as a result of shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.

Limits on dividends and dividend equivalents. The Omnibus Plan prohibits the payment of dividend equivalents on stock option awards and any type of unvested full value awards.

Minimum vesting period for all awards. A minimum vesting period of one year is prescribed for all awards, subject to limited exceptions.

Compliance with Company policies. To support participant compliance with any Company policy, including our clawback policy, the Omnibus Plan requires a participant to return all or a portion an award due to a restatement of the Company’s financial statement.

The following summary of the Omnibus Plan is qualified in its entirety by reference to the complete text of the Omnibus Plan, as proposed to be restated and amended, which is attached to this proxy statement as Exhibit A.

Summary of the Amended and Restated MBIA Inc. Omnibus Incentive Plan

Shares available for issuance. Subject to shareholder approval, and subject to adjustment upon the occurrence of certain events described below, a maximum of 16,500,000 shares may be issued under the Omnibus Plan. To satisfy awards under the Omnibus Plan, we may use authorized but unissued shares or shares in our treasury. Any shares issued in connection with options under the Omnibus Plan will count against this share limit as one share for every one share covered by the option. Any shares issued under the Omnibus Plan in connection with awards other than options will count against this limit as 1.28 shares for every one shared issued. Shares subject to awards under the Omnibus Plan that lapse, are forfeited or cancelled or are settled without the issuance of stock will be available for awards under the Omnibus Plan. However, shares tendered for the payment of the exercise price of options, used to satisfy tax withholding obligations or that are reacquired by the Company on the open market shall not be added to the shares available under the Omnibus Plan.

Individual Award Limits. In addition to aggregate share limits, the Omnibus Plan establishes individual limits that provide that no participant may receive in any one-year period: a grant of stock options on more than 1,000,000 shares; a grant of performance shares (and any performance-based restricted stock or restricted stock unit awards) related to more than 1,000,000 shares; and a payout of performance units with a value of more than $5,000,000.

Further, subject to shareholder approval of the amended and restated Omnibus Plan, the maximum number of shares granted during any one-year period to any Eligible Director, taken together with any cash fees paid during the year in respect of the Eligible Director’s service as a member of the Board during such year shall not exceed $850,000 in total value.

Share Adjustment. If any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits intended under the Omnibus Plan, then the Compensation Committee would make equitable adjustments in the number and kind of shares which thereafter may be awarded under the Omnibus Plan (including making appropriate adjustments in the individual award limits referred to above), the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

Eligible participants. The Omnibus Plan authorizes the Compensation Committee to grant awards to officers and other key employees of the Company and its subsidiaries, including all of the Company’s executive officers, as well as directors of the Company who are not employees of the Company or any of its subsidiaries.

Administration. The Omnibus Plan is administered by the Compensation Committee. The Compensation Committee has the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Omnibus Plan as it deems advisable, and to interpret the terms and provisions of the Omnibus Plan. The Compensation Committee may delegate to the Chief Executive Officer the power to make awards to officers who are not “insiders” subject to Section 16(b) of the Securities Exchange Act of 1934, subject to such limitations as the Compensation Committee may establish.

Performance shares or units and restricted stock or units. The Omnibus Plan affords the Compensation Committee discretion to grant restricted stock or units (which vest based upon continued service with the Company) and performance shares and performance units (which vest based upon meeting one or more specified performance goals). With respect to performance awards, the Omnibus Plan permits the Compensation Committee to establish performance goals based upon such performance measures as the Compensation Committee determines. Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Compensation Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such factors in addition to the performance goals as it shall determine on the grant date. The Committee may decrease the amount otherwise payable to any participant based on individual performance or any other factors that the Compensation Committee shall deem appropriate.

The Compensation Committee determines the value of each share and unit, the number of such shares and units for each performance or restriction cycle, the duration of each performance cycle or restriction cycle and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above. Shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. A participant’s rights with respect to performance shares, performance units, and restricted stock and restricted stock units upon such participant’s termination of employment or service is determined by the Compensation Committee at the time of grant and set forth in the participant’s award agreement.

Stock options. Options may be granted under the Omnibus Plan are non-qualified stock options. The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, except in the case of awards granted as replacements for awards that are assumed, converted or substituted in connection with a merger or acquisition. The Compensation Committee is not permitted to subsequently reduce the exercise price or otherwise reprice options after they have been granted.

The Compensation Committee shall determine the terms and conditions upon which options shall be exercisable, but under no circumstances may an option have a term exceeding 10 years from the date of grant. Options will become exercisable in accordance with the vesting schedule provided in the participant’s option agreement. A participant’s rights with respect to options upon such participant’s termination of employment or service is generally determined by the Compensation Committee at the time of grant and set forth in the participant’s option agreement.

Dividend equivalents. Under the Omnibus Plan, the Compensation Committee may grant to participants the right, known as a dividend equivalent, to receive payments in cash or in shares of MBIA stock, based on dividends with respect to shares of MBIA stock. Dividend equivalents may be granted in connection with other awards, in addition to other awards, or unrelated to other awards, provided that no dividend equivalents will be payable in respect of any option or any unvested award.

Change in control. Except as provided below, if the Company experiences a “change in control” (as defined in the Omnibus Plan), each option and each award of restricted stock and each restricted stock unit grant will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, each option will be canceled in exchange for an amount equal to the excess, if any, of the fair market value on the date of the change in control over the exercise price of such award, and each award of restricted stock and each restricted stock unit scheduled to vest solely based on continued employment or service for a fixed period of time will similarly be canceled in exchange for an amount equal to the highest price offered in the change in control transaction. All outstanding performance shares, performance units and performance-based restricted stock and restricted stock units will be canceled in exchange for a payment equal to a pro rata portion of the award earned as of the date of the change in control, based on performance achieved in respect of the relevant performance goals and the portion of the performance cycle that has been completed. Any portion of an award that relates to the uncompleted portion of the performance cycle and therefore does not become earned or vested as of the date of the change in control shall be converted into an equivalent valued alternative award of the new employer following the change in control (subject to such new employer’s approval), which will vest solely based on continued employment or service through the end of the performance cycle to which the award had previously been subject. If the new employer does not approve the award described in the preceding sentence, then the entire value of the award will become fully vested and/or paid out upon the change in control. All payments related to a change in control will generally be made in cash, unless the Compensation Committee permits payment to be made in shares of the surviving corporation having an equivalent value.

For purposes of the Omnibus Plan, “change in control” means: an acquisition of 25% or more of voting shares by a person other than the Company, its subsidiaries or its employee benefit plans; a change in a majority of the members of the Company’s Board over the course of 24 months without the approval of the board members at the beginning of such period; or a merger, reorganization or similar transaction (including a sale of substantially all assets), where the Company’s shareholders immediately prior to such transaction do not control a majority of the voting power of the surviving entity immediately after the transaction.

However, there will be no acceleration of the vesting or lapsing of restrictions of any options, time-vesting restricted stock, or time-vesting restricted stock units if the Compensation Committee reasonably determines prior to the change in control that such outstanding awards shall be honored, assumed or substituted by the new employer. Such alternative award must: relate to securities that are or will shortly be publicly traded on an established United States securities market; provide terms and conditions (such as vesting and exercisability) at least equal to or better than the terms of the awards related to our stock; have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock; and provide that, upon the involuntary termination of the award recipient’s employment without cause within 24 months following the change in control, the awards will be deemed vested or exercisable, as the case may be.

Amendment and Termination of the Omnibus Plan. Subject to shareholder approval, no award may be granted under the Omnibus Plan after December 31, 2030. The Omnibus Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards and no amendment may be made without shareholder approval if the amendment would materially increase benefits to participants, materially increase the number of shares that may be issued under the Omnibus Plan or the individual award limits (except in the case of adjustments permitted in the event of a stock dividend, stock split, recapitalization or certain other corporate transactions) or materially modify the requirements for participation, or if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the NYSE, that the Compensation Committee determines to be applicable.

Federal income tax consequences under the Omnibus Plan. The following discussion summarizes the Federal income tax consequences of the Omnibus Plan based on current provisions of the Internal Revenue Code, which are subject to change.

Performance shares or units and restricted stock or units. The current federal income tax consequences of other awards authorized under the Omnibus Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Stock Options. If a participant is granted a non-qualified stock option under the Omnibus Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Dividend equivalents. Generally, when a participant receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares received will be ordinary income to such participant. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Omnibus Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Securities authorized for issuance under equity compensation plans

The following table provides information as of December 31, 2019, regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our common stock. For additional information about our equity compensation plans refer to “Note 15: Benefit Plans” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10- K.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)

Equity compensation plans approved by security holders	155,754	13.36	1,964,919

Equity compensation plans not approved by security holders	-	-	-

Total	155,754	13.36	1,964,919

(1)	Represents phantom shares granted under the Director Plan.

(2)	Includes 1,807,058 shares of common stock available for future grants under the Omnibus Plan and 157,861 shares of common stock available for future grants under the Director Plan.

New Plan Awards

No awards will be made under the Omnibus Plan as proposed to be amended and restated until after it has been approved by our shareholders. Because all awards under the Omnibus Plan are within the discretion of the Compensation Committee, neither the number nor types of future Omnibus Plan awards to be received by or allocated to particular participants or groups of participants are presently determinable. The following table illustrates the awards that were made in 2019 under the Omnibus Plan.

Name and Position	Time-based Full Value Awards Granted	Target Performance- based Awards Granted

William C. Fallon, CEO	49,296	77,424

Anthony McKiernan, EVP and CFO	23,474	36,869

Adam T. Bergonzi, AVP and National’s CRO	21,127	33,182

Jonathan C. Harris, General Counsel and Secretary	16,432	25,808

Christopher H. Young, AVP and National’s CFO	15,258	23,965

Daniel M. Avitabile, AVP and MBIA Insurance’s President and CRO	15,258	23,965

Executive Group	140,845	221,213

Non-Executive Director Group	65,502	-

Non-Executive Officer Employee Group	283,616	-

The Board of Directors recommends unanimously that you vote for Proposal 4 to approve the Amended and Restated MBIA Inc. Omnibus Incentive Plan.

Vote necessary to approve the Amended and Restated MBIA Inc. Omnibus Incentive Plan. The approval of the Omnibus Plan as amended through February 11, 2020 requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Other matters and shareholder proposals

The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion.

Shareholder proposals intended for inclusion in the proxy materials for the Company’s 2021 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than November 25, 2020, which is 120 days prior to the anniversary of the mailing date for this proxy statement. Under the terms of the Company’s By-Laws, shareholders who wish to present an item of business at the 2021 Annual Meeting must provide notice to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting (or if the Company does not publicly announce its Annual Meeting date 70 days in advance of such meeting date, by the close of business on the tenth day following the day on which notice of the meeting date is mailed to shareholders or publicly made).

Householding of Annual Meeting materials

The SEC permits companies to send a single copy of their annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if it appears that they are members of the same family. Each shareholder residing in the same household, however, will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that shareholders receive and reduce mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached Annual Report or Notice of Internet Availability of Proxy Materials will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address requested that multiple sets of documents be sent. If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time and may request that a separate set of materials be sent to them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

By Order of the Board of Directors,

Jonathan C. Harris

Secretary

Exhibit A

AMENDED AND RESTATED MBIA INC.

OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of The Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Plan”) are to promote the interests of MBIA Inc. and its stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of MBIA Inc.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Act), including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities; or

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the stockholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

“Change in Control Price” means, (i) with respect to Awards other than Options, the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs and (ii) with respect to Options, the Fair Market Value of the Common Stock on the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation & Organization Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is intended to be an “independent” director under New York Stock Exchange Listing requirements and a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act.

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means MBIA Inc., a Connecticut corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Dividend Equivalent” means the right, granted under Section 8 of the Plan, to receive payments in cash or in shares of Common Stock, based on dividends with respect to shares of Common Stock.

“Eligible Director” means a director of the Company who is not an employee of the Company or any Subsidiary.

“Employee” means any officer or employee of the Company or any Subsidiary.

“Employer” means the Company and any Subsidiary.

“Fair Market Value” means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Option” means a stock option granted under Section 7. Options granted under the Plan are not intended to qualify as incentive stock options under section 422 of the Code.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Common Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Common Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a Common Stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment upon six months advance written notice, at or after the Participant (i) reaches age 55 and (ii) has completed at least five years of service.

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power or in which the Company has, either directly or indirectly, a material equity interest and which the Committee has designated as a “Subsidiary” for purposes of this definition.

“Termination of Service” means the date upon which a non-employee director ceases to be a member of the Board.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. With respect to Awards granted on or after May 5, 2020, subject to Section 9, Awards granted under the Plan shall not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a Participant’s death, Disability, Retirement or involuntary termination by the Company without Cause; provided that up to five percent of the shares of Company Stock subject to the aggregate share reserve set forth in Section 4 may be subject to Awards that are not subject to the foregoing vesting restriction.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, stockholders, Employers, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Common Stock that are available for Awards shall be 16,500,000 shares of Common Stock. Any shares issued under the Plan in connection with Options shall be counted against this limit as one share for every one share covered by such Option; for Awards other than Options, any shares issued shall be counted against this limit as 1.28 shares for every one share issued. Shares of Common Stock may be made available from Common Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose. Awards may be granted under the Plan in order to cover shares issuable in connection with awards made under the MBIA Annual Incentive Plan and any other plans, arrangements or agreements of the Company, as in effect from time to time. Shares issued under the Plan in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not count against the share reserve under this Section 4.

(b) Canceled, Terminated, or Forfeited Awards, etc. If any Award granted hereunder expires, is settled for cash or is terminated unexercised, any shares of Common Stock covered by such lapsed, canceled, cash-settled or expired portion of such Award shall become available for new grants under this Plan, provided that any such shares previously subject to Options shall be counted as one share for every one share covered by such Option and any such shares previously subject to Awards other than Options shall be counted as 1.28 shares for every one share under such initial Award. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares available for Awards under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of Options, or to satisfy any tax withholding obligation with respect to Awards, and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c) Individual Award Limitations. No Participant may receive a grant of more than 1 million shares of stock in respect of Performance Shares and performance-based Restricted Stock and Restricted Stock Units under the Plan in any one year period. No Participant may receive a grant of Options on more than 1 million shares of Stock under the Plan in any one year period. No Participant may receive a payout for Performance Units under the Plan in any one year period with a value of more than $5 million (or the equivalent of such amount denominated in the Participant’s local currency). The maximum number of shares of Common Stock subject to Awards granted during any one year period to any Eligible Director, taken together with any cash fees paid during the year to the Eligible Director, in respect of the Eligible Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $850,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(d) Adjustment in Capitalization. In the event that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan, including, without limitation, the individual limitations described in Section 4(c) above and any limits on the types of Awards that may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of the Performance Goals or the occurrence of any event or events, including a Change in Control, specified by the Committee, either at or after the grant date. Performance Goals may be based upon such Performance measures as the Committee determines. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Any adjustments to such Performance Goals shall be approved by the Committee. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall determine the number of Performance Shares and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals. The Committee may decrease the amount otherwise payable to any Participant hereunder based on individual performance or any other factors that the Committee shall deem appropriate.

(c) Payment of Awards. Payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph 5(b) above, provided that (i) payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a)(ii) shall be distributed in accordance with Section 9(a)(iii). The Committee shall determine whether earned Performance Shares and earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s determination under paragraph 5(b) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

(d) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Cycle.

(e) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Performance Shares and Performance Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, a Participant’s Performance Shares and Performance Units shall continue to be earned and paid in accordance with their terms following the Participant’s Retirement (as though the Participant continued in employment or service with the Company following the Participant’s Retirement).

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis or periodically, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) during a Performance Cycle selected by the Committee.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, evidence the issuance of such shares free of any restrictions imposed under the Plan. At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Common Stock as of such payment date, (ii) one share of Common Stock or (iii) any combination of cash and shares of Common Stock.

(d) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Restricted Stock and Restricted Stock Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, the Restricted Period shall end and restrictions on the shares of Restricted Stock and Restricted Stock Units granted under the Plan shall lapse.

SECTION 7. STOCK OPTIONS

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the preceding sentence, Options granted as replacement Awards for awards that are assumed, converted or substituted pursuant to a merger or acquisition may have an exercise price less than the Fair Market Value of the Common Stock on the date of grant. Other than pursuant to Section 4(c) or Section 9, the Committee shall not without the approval of the Company’s stockholders (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of the share of Common Stock in exchange for cash or another Award, or (iii) take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the

Committee, in its discretion, either at or after the grant date of the applicable Option. The Committee may also establish performance conditions with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock, or (v) to the extent permitted by the Committee, through net settlement in Common Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Options upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, Options granted under the Plan shall continue to become exercisable in accordance with Section 7(b) of the Plan as if such Participant remained in the Company’s employ for an additional four years (or such lesser period as the Committee may specify at or after grant) following Retirement, and shall remain exercisable until the earlier of (i) the fourth anniversary (or such lesser period as the Committee may specify at or after grant) of the Participant’s Retirement and (ii) the date on which the Options otherwise expires in accordance with its stated term.

SECTION 8. DIVIDEND EQUIVALENTS

Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Notwithstanding the foregoing, except to the extent that any stock, property or extraordinary dividend would require an adjustment to such Award pursuant to Section 4(d), no Dividend Equivalents shall be payable in respect of any Option (whether vested or unvested) or any other type of Award that is unvested. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 9. CHANGE IN CONTROL

(a) Accelerated Vesting and Payment.

(i) In General. Unless the individual Award Agreement provides otherwise and subject to the provisions of Sections 9(a)(ii) and 9(b), upon a Change in Control (A) all outstanding Options shall become vested and exercisable immediately prior to the Change in Control and (B) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units scheduled to vest solely based on continued employment or service for a fixed period of time shall lapse immediately prior to the Change in Control. Additionally, subject to the provisions of Sections 9(a)(ii) and 9(b), the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control (x) each Option shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option and (y) each such share of Restricted Stock and each such Restricted Stock Unit shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(ii) Performance Shares, Performance Units and Performance-Based Restricted Stock and Restricted Stock Units. Unless the individual Award Agreement provides otherwise, in the event of a Change in Control, each outstanding Performance Share and Performance Unit and each Award of Restricted Stock and Restricted Stock Units scheduled to vest based (in part or in whole) upon the achievement of specified Performance Goals shall be canceled in exchange for (A) a payment equal to the pro rata portion Award earned as of the date of the Change in Control, based on both performance achieved in respect of the relevant Performance Goals and the portion of the Performance Cycle that has been completed through the date of the Change in Control, and (B) with respect to the portion of the Award for which Performance Goals have been partially or fully satisfied as of the Change in Control date, but which relates to the uncompleted portion of the Performance Cycle, such unvested portion of the Award shall be converted into an equivalent valued Alternative Award (as described in Section 9(b)) of restricted stock or restricted stock units of the New Employer that will vest solely based upon the Participant’s continued employment or service through the end of the Performance Cycle to which the Award had previously been subject. If the New Employer declines to grant an Alternative Award as described in the preceding sentence, then such portion of the Award shall become fully vested and/or paid out upon such Change in Control. The intent of this Section 9(a)(ii) can be illustrated by the following example:

A Participant has been granted 60,000 Performance Shares subject to a 3-year Performance Cycle. At the end of the second year of the Performance Cycle, a Change in Control occurs and as of the Change in Control date, 50% of the relevant Performance Goals have been met. Under Section 9(a)(ii), the Participant will be entitled to receive a payment in respect of such Performance Shares equal to the value of 20,000 Performance Shares (i.e., 2/3 of 60,000, times 50%). Additionally, the Participant will be entitled to receive an Alternative Award of restricted stock or restricted stock units (or an immediate payment if the New Employer declines to grant such an Alternative Award) with a value equal to 10,000 Performance Shares (i.e., the portion of the Award that did not vest because it relates to the uncompleted portion of the Performance Cycle).

(iii) Payments. Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. To the extent permitted under Section 11(h), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

(b) Alternative Awards. Notwithstanding Sections 9(a)(i) and 9(a)(iii), but subject to Section 11(h), no cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than performance-based Awards described under Section 9(a)(ii)) if the Committee reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined by the Committee in good faith at the time of the Change in Control); and

(iv) have terms and conditions which provide that if the Participant’s employment is involuntarily terminated other than for cause within 24 months following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

(c) Termination of Employment or Service Prior to Change in Control. To the extent provided by the Committee at or after the time of grant, and subject to Section 11(h), in the event that any Change in Control occurs as a result of any transaction described in clause (ii) or (iii) of the definition of such term, any Participant whose employment or service is involuntarily terminated other than for Cause on or after the date on which the stockholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

SECTION 10. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2030. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any other way (including, but not limited to, lowering the exercise price of an outstanding stock option) that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees and Eligible Directors, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the

Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Stockholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

(h) Compliance with Code Section 409A. No Awards shall be granted, deferred, paid out or modified under this Plan in a manner that would result in the imposition of a penalty tax under section 409A of the Code.

(i) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(j) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) an Option becomes exercisable, (ii) a Performance Share or Performance Unit is deemed earned, or (iii) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or it part.

(k) Deferrals. Subject to Section 11(h), (i) the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan and (ii) a Participant may electively defer receipt of the shares of Common Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Common Stock issuable upon the exercise of an Option), in each case, upon such terms and conditions as the Committee may establish from time to time.

(l) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(m) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(n) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(o) Compliance with Company Policies. In addition to any limitations, constrains or restrictions on awards applicable under Section11(g), the granting and exercising of Awards hereunder and any obligations of the Company under the Plan, shall be subject to the Participant’s acceptance of and compliance with any policy that requires the Participant to return or otherwise disgorge all or any portion of the benefit associated with an Award granted hereunder or other compensation payable in respect of such Participant’s services due to a restatement of the Company’s financial statements. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or take any other action that it shall deem necessary or appropriate to assure the Participant’s acceptance of and compliance with such policy or to rectify any failure to comply with such policy. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) by reason of any action taken in accordance with this Section 11(o).

VOTE BY INTERNET

Before The Meeting—Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting—Go to www.virtualshareholdermeeting.com/MBI2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MBIA INC.

1 MANHATTANVILLE ROAD

SUITE 301

PURCHASE, NY 10577

D02426-P33907-Z76395

MBIA INC.

The Board of Directors recommends you vote FOR the following:

Abstain

Against

For

1. Election of Directors

1a. Diane L. Dewbrey

1b. William C. Fallon

1c. Steven J. Gilbert

1d. Charles R. Rinehart

1e. Theodore Shasta

1f. Richard C. Vaughan

For

Against

Abstain

The Board of Directors recommends you vote FOR the following proposals:

2. To approve, on an advisory basis, executive compensation.

3. To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2020.

4. To approve the Company’s Amended and Restated Omnibus Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D02427-P33907-Z76395

This proxy is solicited by the Board of Directors for use at the

Annual Meeting of MBIA Inc. on May 5, 2020.

The undersigned hereby appoints Charles R. Rinehart and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc.(the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at www.virtualshareholdermeeting.com/MBI2020, on Tuesday, May 5, 2020,at 10:00 a.m. (EDT), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side